UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

000-50838

(Commission File Number)

Delaware	77-0455244
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Charleston Road, Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 961-6676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2010, NetLogic Microsystems, Inc. (the “Company”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in the underwriting agreement, and stockholders of the Company identified in the underwriting agreement, relating to the sale in a public offering of 5,890,838 shares of the Company’s common stock, par value $0.01 per share, at a public offering price of $28.85 per share, less discounts and commissions of $1.37 per share. Subject to the terms and conditions of the underwriting agreement, in the offering the Company is to issue and sell 3,200,000 shares and the stockholders are to sell 2,690,838 of their existing shares. The offering is being made pursuant to an automatic shelf registration statement (Registration No. 333-165650), that was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2010 and became effective immediately upon filing (the “Registration Statement”), and a prospectus supplement dated March 25, 2010.

Under the terms of the underwriting agreement, the Company has granted the underwriters a 30-day option to purchase up to 883,626 additional shares to cover over-allotments, if any. After deducting underwriting discounts and commissions and estimated expenses of the public offering, the Company expects to receive approximately $87.4 million in net proceeds, plus any proceeds received from the exercise of the underwriters’ over-allotment option. The Company intends to use the net proceeds for working capital and for general corporate purposes. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

The underwriting agreement contains contractual representations, warranties and covenants that have been provided by the Company or the selling stockholders as assurances to the underwriters primarily as conclusions regarding various legal matters as of the dates set forth in the underwriting agreement. These representations, warranties and covenants were not provided to the underwriters in order to supplement any of the information contained in the Registration Statement or the final prospectus and are not otherwise statements of material fact made to investors about the Company as part of the offering. The Company expects to close the sale of the common stock on or about March 31, 2010, subject to customary closing conditions.

The foregoing summary of the underwriting agreement is qualified in its entirety by reference to the actual underwriting agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the underwriting agreement (Exhibit 1.1); (2) the opinion of Bingham McCutchen LLP as to the legality of the shares of common stock (Exhibit 5.1); (3) the consent of Bingham McCutchen LLP (Exhibit 23.1); and (4) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1).

Item 8.01	Other Events

On March 25, 2010, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this report. A copy of the press release is attached as Exhibit 99.2 to this report, and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

1.1	Underwriting Agreement dated March 25, 2010 by and among NetLogic Microsystems, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, and the stockholders of NetLogic Microsystems, Inc. named therein.

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-165650).

99.2	Press release dated March 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOGIC MICROSYSTEMS, INC.

Date: March 26, 2010	By:	/s/ Michael Tate
Michael Tate Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

1.1	Underwriting Agreement dated March 25, 2010 by and among NetLogic Microsystems, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, and the stockholders of NetLogic Microsystems, Inc. named therein.

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-165650).

99.2	Press release dated March 25, 2010.